Exhibit 99.11

                          Independent Auditors' Report

To the Partners of
NP-89 Limited Dividend Housing Association Limited Partnership

We have audited the accompanying balance sheet of NP-89 Limited Dividend Housing Association Limited Partnership (a Michigan Partnership), HUD Project No. 044-44381-LD as of December 31, 2004 and the related statements of profit and loss, changes in partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NP-89 Limited Dividend Housing Association Limited Partnership at December 31, 2004, and the results of its operations, changes in partners' equity and its cash flows for year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
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Troy, Michigan
January 28, 2005

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